UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2025

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest Blvd, Suite 150-138

Houston, TX 77042

(Address of principal executive offices, including zip code)

(346) 630-4724

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 1, 2025, New Rise Renewables Reno, LLC (“New Rise”), a wholly owned subsidiary of XCF Global, Inc. (the “Company”), entered into Amendment No. 9 (the “Amendment”) to the Supply and Offtake Agreement, dated May 23, 2017 (as previously amended, the “Agreement”), with Phillips 66 Company (“Phillips 66”).

The Amendment modifies certain operational provisions of the Agreement, including clarifying that Phillips 66 retains title to feedstock while such feedstock is stored at the New Rise facility and that title transfers to New Rise only when the feedstock exits storage tanks and enters process units for conversion. The Amendment also specifies New Rise’s obligations to maintain flow-metering equipment, provide daily inventory reports to Phillips 66, and conduct monthly reconciliations of volumes, and grants Phillips 66 a continuing right, exercisable upon written notice, to require reloading of feedstock from storage tanks into railcars. New Rise must, at its expense, maintain equipment and procedures to perform the reverse-flow operation described in the Amendment and permit Phillips 66 reasonable access to inspect related equipment and operations.

Except as expressly amended by the Amendment, all other terms and conditions of the Agreement remain unchanged and in full force and effect.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCF GLOBAL, INC.

By:	/s/ Simon Oxley
Name:	Simon Oxley
Title:	Chief Financial Officer

Date: October 7, 2025

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